Exhibit 10.2

                     2005 EXECUTIVE FINANCIAL SECURITY PLAN

                                       OF

                     TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

                     2005 EXECUTIVE FINANCIAL SECURITY PLAN

                                TABLE OF CONTENTS
Article      Subject                                                    Page
-------      ---------------------------------------------------------  ----
     1       Definitions..............................................     1
     2       Eligibility, Participation and Deferrals.................     5
     3       Retirement Benefit and Benefit Upon Separation
               of Employment..........................................     6

     4       Death Benefit............................................     8
     5       Disability ..............................................    10
     6       Beneficiary..............................................    11
     7       Source of Benefits and Employer Liability................    11
     8       Change of Control........................................    13
     9       Termination of Participation.............................    14
     10      Termination, Amendment, Modification or Supplement
               of Plan................................................    15

     11      Other Benefits and Agreements............................    17
     12      Restrictions on Alienation of Benefits...................    17
     13      Administration of the Plan...............................    18
     14      Non-Compete..............................................    19
     15      Miscellaneous............................................    20
     16      Named Fiduciary and Claims Procedure.....................    21
     17      Adoption of Plan by a Subsidiary.........................    23

             Plan Agreement...........................................   I-1
             Beneficiary Designation..................................  II-1

                     2005 EXECUTIVE FINANCIAL SECURITY PLAN
                                       OF
                     TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

                                     PURPOSE

The purpose of this Plan is to provide specified benefits, with respect to periods commencing on or after January 1, 2005, to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and its Subsidiaries.

                                    ARTICLE 1

                                   DEFINITIONS

         Unless otherwise clearly apparent from the context, the following phrases or terms shall have the indicated meanings (some phrases and terms that are used only in one Section are defined in that Section):

         "Annual Covered Salary" shall mean the product of (i) the Covered Salary selected by the Participant on such Participant's most current Plan Agreement, multiplied by (ii) twelve (12).

         "Base Earnings" shall mean the base amount of compensation paid to such Participant by the Employer, exclusive of bonuses, the value of equity based compensation, fringe benefits, and similar types of compensation, as determined by the Committee in its sole discretion.

         "Beneficiary" shall mean the person(s) or the estate of a Participant entitled to receive any Benefits under this Plan upon the death of a Participant.

         "Beneficiary Designation" shall mean the written agreement, in the form attached hereto as Annex II, by which the Participant names his or her Beneficiary.

         "Benefits" shall mean the Monthly Normal Retirement Benefit, the Monthly Early Retirement Benefit, the Monthly Separation Benefit, and the Death Benefit, collectively; except that where a reference is intended to be limited, the reference shall be the specific Benefit.

         "Cause" shall mean (a) your willful and continued failure to substantially perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness), or
         (b) conviction of a felony involving moral turpitude, or (c) willful conduct by you which is demonstrably and materially injurious to the Company, monetarily or otherwise, or constitutes fraud against the Company or theft of Company property.

         "Change in Control" shall mean, as to any Participant, the occurrence of any of the following after such Participant's Participation Date:

         (a) Any person becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities that have the right to vote for the election of directors generally. "Person" shall have the meaning ascribed to such term in
                  Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 13(d)(3) and 14(d)(2) thereof, including a "group" as defined in Section 13(d) thereof, other than (1) any employee plan established by the Company, (2) the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) an entity owned, directly or indirectly, by security holders (including, without limitation, warrant or option holders) of the Company in substantially the same proportions as their ownership of the Company. "Beneficial owner" shall have the meaning ascribed to such term in Rule 13d-3 under such act.

         (b) Continuing Directors cease for any reason to constitute a majority of the directors of the Company then serving. "Continuing Directors" means directors of the Company who were:

                  (i) directors on such Participant's Participation Date, or

                  (ii) elected or nominated for election with the approval of a majority of the directors who, at the time of such election or nomination, were Continuing Directors.

         (c) A merger, consolidation or other business combination (including an exchange of securities with the security holders of an entity that is a constituent in such transaction) of the Company with any other entity, unless the voting securities of the Company outstanding immediately prior to such merger, consolidation or business combination continue to represent at least a majority of the combined voting power of the securities having the right to vote for the election of directors generally of the Company or the surviving entity or any parent thereof outstanding immediately after such merger, consolidation or business combination (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or parent thereof).

         (d) The Company (taken as a whole with its subsidiaries) sells, leases or otherwise disposes of all or substantially all of its assets (in one transaction or a series of related transactions, including by means of a sale, lease or disposition of the assets or equity interests in one or more of its direct or indirect subsidiaries), other than such a sale, lease or other disposition to an entity of which at least a majority of the combined voting power of the outstanding securities are owned directly or indirectly by stockholders of the Company.

         (e) The occurrence of any other event or circumstance that results in the Company filing or being required to file a report or proxy statement with the Securities and Exchange Commission disclosing that a change in control of the Company has occurred.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article 13 of this Plan.

         "Company" shall mean Texas Industries, Inc., and its successors.

         "Covered Salary" shall mean that portion of a Participant's monthly Base Earnings which such Participant elects as a basis for Deferrals on such Participant's Plan Agreement.

         "Death Benefit" shall mean the Benefit payable to a deceased Participant's Beneficiary as described in Sections 3.0(b), 3.2(b) and 3.3(b) and in Article 4.

         "Defer" shall mean a Participant's agreement to defer the payment of an amount of Base Earnings as described in Section 2.2 and set forth in such Participant's Plan Agreement.

         "Deferrals" shall mean those amounts which a Participant Defers.

         "Disabled", "Disability" and similar terms shall mean that the Participant is determined to be totally disabled by the Social Security Administration or under the Employer's long term disability plan, and such Participant provides the Committee with evidence of such determination which is acceptable to the Committee.

         "Early Retirement Date" shall mean the date on which a Participant Retires prior to such Participant's Normal Retirement Date.

         "Employee" shall mean any person who is an officer of the Company and/or who is in the regular full time employment of an Employer, as determined by the personnel rules and practices of the Company or Employer; provided, without limitation, that it does not include persons who are retained as consultants or other independent contractors.

         "Employer" shall mean, collectively, the Company and any Subsidiary having one or more Employees who are Participants at the time of reference. Where the context dictates, the term "Employer" as used herein refers to a particular Employer which has entered into a Plan Agreement with one or more specific Participants, at least one of whom has not received all of his or her Benefits. This definition of the term "Employer" is subject to the provisions of Section 15.2(a).

         "Enrollment Date" shall mean the date on which an Employee receives delivery of the form of Plan Agreement which will allow such Employee to elect to Defer a specified portion of such Employee's Base Earnings.

         "Monthly Early Retirement Benefit" shall mean, for any Participant, the amount of Benefits payable to such Participant pursuant to
         Section 3.2(a).

         "Monthly Normal Retirement Benefit" shall mean, for any Participant, the amount of Benefits payable to such Participant pursuant to
         Section 3.0(a).

         "Monthly Separation Benefit" shall mean, for any Participant, the amount of Benefits payable to such Participant pursuant to
         Section 3.3(a).

         "Normal Retirement Date" shall be the later of (i) the Participant's 65th birthday, and (ii) the date on which such Participant becomes Qualified.

         "Participant" shall mean an Employee who is offered the opportunity to become a Participant, and who, by electing to participate in the Plan as provided in Article 2, becomes a Participant on such Employee's Participation Date; provided, further, that once such Employee becomes a Participant, such Employee remains a Participant until he or she is no longer entitled to any Benefits under the Plan.

         "Participation Date" shall mean the date identified in a Participant's Plan Agreement as the Participation Date.

         "Plan" shall mean this 2005 Executive Financial Security Plan of Texas Industries, Inc. and Subsidiaries which is evidenced by this instrument and by each Plan Agreement.

         "Plan Agreement" shall mean the written agreement (substantially in the form attached hereto as Annex I) most recently delivered to the Committee whereby a Participant agrees to the amount of such Participant's Deferral and Covered Salary.

         "Qualified" or "Qualification" shall mean that a Participant has either
         (i) participated in the Plan for five consecutive years beginning on his or her Participation Date; or (ii) has become Qualified pursuant to
         Section 4.0(a), 5.2, 5.3 or 8.0.

         "Retire", "Retirement" and similar terms shall mean a Separation of Employment which occurs after the later of (i) Participant's attainment of age 55, and (ii) Participant's becoming Qualified.

         "Separates Employment", "Separation of Employment", "Separation" and similar terms shall mean a Participant's employment with all Employers has terminated.

         "Subsidiary" shall mean any business organization in which the Company, directly or indirectly, owns an interest, excluding ownership interests the Company may hold in its fiduciary capacity as trustee or otherwise, and any other business organization that the Board of Directors designates as a Subsidiary for purposes of this Plan.

         "Termination Event" is defined in Section 8.0.

                                    ARTICLE 2

                    ELIGIBILITY, PARTICIPATION AND DEFERRALS

2.0 The Committee shall have the sole discretion to determine whether an Employee will be offered the opportunity to become a Participant, as well as such Employee's Covered Salary and required Deferrals.

2.1 To commence participation, an Employee who is offered the opportunity to participate must elect to participate by executing a Plan Agreement which, among other things, will specify such Employee's Covered Salary and the amount of Deferrals, and will acknowledge that the Employer's right to retain such Deferrals is complete and irrevocable, and that in lieu thereof such Employee shall be entitled solely to the Benefits provided under this Plan. Such election to commence participation must be delivered to the Committee by the 30th day following such Participant's Enrollment Date.

2.2 Subsequent to a Participant's initial election to participate, the Committee, in its sole discretion, may offer such Participant the opportunity, by executing a new Plan Agreement, to increase such Participant's Deferrals (and such Participant's Covered Salary) to the amount set forth in the new Plan Agreement, which executed new Plan Agreement will be irrevocable if not revoked in writing prior to the last day of the year in which it is delivered to the Committee. Such new Plan Agreement must be signed and delivered to the Committee prior to the date it is to take effect and, after delivery, it will take effect on the earlier of (i) such Participant's Normal Retirement Date, and (ii) the first day of the year following delivery to the Committee. Except as otherwise provided in this Plan, Separation of Employment for any reason, whether by action of Employer or Participant, shall immediately terminate a Participant's right to make Deferrals and earn additional Benefits.

2.3 All Deferrals shall be and remain solely the property of a Participant's Employer, and such Participant shall have no right thereto, nor shall such Employer be obligated to use such amounts in any specific manner.

2.4 If a Participant Separates Employment either (i) before becoming Qualified, except as a result of death or Disability, or (ii) as a result of being terminated for Cause, such Participant shall cease to be a Participant effective on the date of such Separation, and on and after the date of such Separation such former Participant shall not be entitled to any Benefits, such Participant's Deferrals shall be forfeited and no Employer shall have any obligation hereunder to such former Participant.

                                    ARTICLE 3

                       RETIREMENT BENEFIT AND BENEFIT UPON

                            SEPARATION OF EMPLOYMENT

3.0 If a Participant Retires on or after his or her Normal Retirement Date, the Employer will pay the following Benefits to such Participant or his or her Beneficiary:

         (a) Such Participant's Monthly Normal Retirement Benefit is equal to forty-five percent (45%) of such Participant's Covered Salary in effect on such Participant's Normal Retirement Date. Such Participant's Monthly Normal Retirement Benefit will be payable each month for the lifetime of the Participant commencing on the first day of the month following the date of such Participant's Retirement, unless a later commencement date is required by Section 8.0. If such Participant shall die before receiving one hundred and eighty (180) monthly payments, the monthly payments will continue to be paid to Participant's Beneficiary until a total of one hundred and eighty (180) monthly payments, including those paid to Participant, have been paid.

         (b) Upon Participant's death the Employer will pay to such Participant's Beneficiary in a lump sum, as a Death Benefit, an amount equal to twenty-five percent (25%) of such Participant's Annual Covered Salary based on his or her Covered Salary in effect on such Participant's Normal Retirement Date.

3.1 A Participant who does not Retire on or prior to such Participant's Normal Retirement Date will cease having Deferrals deducted from his Base Earnings as of the first day of the month following his Normal Retirement Date.

3.2 If a Participant Retires on or after his or her 55th birthday for any reason other than death or Disability, but prior to his or her Normal Retirement Date, the Employer will pay the following Benefits to such Participant or his or her Beneficiary:

         (a) Such Participant's Monthly Early Retirement Benefit is equal to the product of (x) and (y), where (x) is the product of (i) forty-five percent (45%) of the such Participant's Covered Salary as set forth in the Plan Agreement in effect on such Participant's Early Retirement Date, multiplied by (ii) a fraction, which shall not exceed one, the numerator of which is the number of full months between such Participant's Participation Date and Early Retirement Date, and the denominator of which is the number of full months between such Participant's Participation Date and Normal Retirement Date, and where (y) is the difference of one minus the product of .004166 multiplied by the number of full months between such Participant's Early Retirement Date and Normal Retirement Date. Such Participant's Monthly Early Retirement Benefit will be payable each month for the lifetime of the Participant commencing on the first day of the month following such Participant's Early Retirement Date. If such Participant shall die before receiving one hundred and eighty (180) monthly payments, the monthly payments will continue to be paid to Participant's Beneficiary until a total of one hundred and eighty (180) monthly payments, including those paid to Participant, have been paid.

         (b) If such Participant elects under Section 3.5 to defer the date on which Benefits will be paid beyond such Participant's Early Retirement Date, then in calculating such Participant's Monthly Early Retirement Benefit under Section 3.2(a) above, everything following the second reference to "(y)" shall be deleted, and the following substituted therefore, "is the difference of one minus the product of .004166 multiplied by the number of full months between the date on which Benefits commence to be paid and such Participant's Normal Retirement Date."

         (c) Upon Participant's death the Employer will pay to such Participant's Beneficiary in a lump sum, as a Death Benefit, an amount equal to twenty-five percent (25%) of the Participant's Annual Covered Salary based on his or her Covered Salary as set forth in the Plan Agreement in effect on such Participant's date of Separation, multiplied by a fraction, which shall not exceed one (1), the numerator of which is the number of full Months between such Participant's Participation Date and date of Separation, and the denominator of which is the number of full months between such Participant's Participation Date and Normal Retirement Date.

3.3 If a Participant Separates Employment after Qualification but before attaining such Participant's 55th birthday for any reason other than death or Disability, the Employer shall pay the following Benefits to such Participant or his or her Beneficiary:

         (a) Such Participant's Monthly Separation Benefit is equal to the product of (i) forty-five percent (45%) of such Participant's Covered Salary as set forth in the Plan Agreement in effect on such Participant's date of Separation of Employment, multiplied by (ii) a fraction, which shall not exceed one (1), the numerator of which is the number of full months between such Participant's Participation Date and date of Separation of Employment, and the denominator of which is the number of full months between such Participant's Participation Date and Normal Retirement Date. Such Participant's Monthly Separation Benefit will be payable each month for the lifetime of the Participant commencing on the first day of the month following the earlier of such Participant's death or Normal Retirement Date. If such Participant dies before the commencement of monthly payments, or before receiving one hundred and eighty
                  (180) monthly payments, the monthly payments will be paid to Participant's Beneficiary until a total of one hundred and eighty (180) monthly payments, including those paid to Participant (if any), have been paid.

         (b) Upon Participant's death the Employer will pay to such Participant's Beneficiary in a lump sum, as a Death Benefit, an amount equal to twenty-five percent (25%) of the Participant's Annual Covered Salary based on his or her Covered Salary as set forth in the Plan Agreement in effect on such Participant's date of Separation, multiplied by a fraction, which shall not exceed one (1), the numerator of which is the number of full months between such Participant's Participation Date and date of Separation, and the denominator of which is the number of full months between such Participant's Participation Date and Normal Retirement Date.

3.4 Notwithstanding any other provision of this Plan or any Plan Agreement, a Specified Employee shall not be entitled to receive the benefits described in Section 3.0 or 3.2 until the 6th monthly anniversary of such Specified Employee's date of Retirement, at which time all Benefits that, but for this Section 3.4, would have been paid to such Participant, will be paid to such Participant in a single, one time, lump sum payment; and thereafter Benefits shall be paid as provided in
         Section 3.0 or 3.2, as applicable. A Specified Employee is a person defined as a "specified employee" in Treasury Regulations Section 1.409-1(i) as in effect at the time of reference.

3.5 A Participant may elect to defer the date on which such Participant's Monthly Normal Retirement Benefit or Monthly Early Retirement Benefit payments provided in Section 3.0 or 3.2 otherwise will commence. Such election must be in writing and delivered to the Committee on or before a final date that is exactly 12 months prior to such Participant's date of Retirement; provided that such deferral must be to a date no earlier than the 5th anniversary of such Participant's date of Retirement. Such election can be changed at any time prior to the final date described above by delivering a new written election to the Committee, but the last such election delivered on or before such final date will become irrevocable on such final date.

                                    ARTICLE 4

                                  DEATH BENEFIT

4.0 If a Participant dies and at the time of death such Participant was an Employee (including an Employee on an authorized leave of absence) or Disabled, then the Employer will pay the following Death Benefit to such Participant's Beneficiary:

         (a) If at the time of death such Participant had attained his or her Normal Retirement Date, then such Participant shall be deemed to have become Qualified (if not already Qualified) and Retired on the date of death and the Beneficiary shall be entitled to receive the Benefits provided in Section 3.0.

         (b) If at the time of death such Participant had attained age 55 and was Qualified and was not Disabled, then the Beneficiary may select, in a written election delivered to the Committee, either of the following, Option A or Option B:

                  (i) Option A: Participant shall be deemed to have Retired on the date of death and the Beneficiary shall be entitled to receive the Benefits provided in Section 3.2.

                  (ii) Option B: (i) one hundred percent (100%) of such Participant's Covered Salary under the Plan Agreement in effect on such Participant's date of death, paid each month for the 12 months following such Participant's death, and (ii) fifty percent (50%) of such Participant's Covered Salary under the Plan Agreement as in effect on such Participant's date of death, paid each month for the longer of (x) one hundred and eight (108) months following the date of such Participant's death, or (y) until such Participant would have attained such Participant's Normal Retirement Date had such Participant survived to that date. The monthly death benefits under Option B shall commence as of the first day of the month following the month in which the Employer receives proof of Participant's death in accordance with Section 4.1(d), and the first payment will include any monthly payments which would have been paid if the proof of death had been received on the day after such Participant's death.

         (c) If at the time of death such Participant had not attained age 55 or was not Qualified, then the Beneficiary shall be entitled to receive the Benefits provided in Option B in
                  Section 4.0(b).

         (d) If at the time of death such Participant was Disabled and had not attained the age of 65, then the Beneficiary shall be entitled to receive the Benefits provided in Option B in
                  Section 4.0(b).

4.1 Notwithstanding any provision hereof to the contrary, the Employer shall have no obligation to pay a Beneficiary an amount described in
         Section 4.0 unless the Committee, in its sole discretion, determines all of the following conditions are satisfied:

         (a) such Participant's Plan Agreement was in force on the date of death;

         (b) such Participant's death was not a result of suicide within two years after the date of the initial Plan Agreement, or within two years of the date of any subsequent Plan Agreement, but the amount of the Death Benefit which Employer shall not be obligated to pay shall be limited to Benefit increases granted within two years prior to the date of such suicide;

         (c) such Participant's death was determined not to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by such Participant when requested by Employer to furnish evidence of good health upon such Participant's enrolling in the Plan or for any increments of such Participant's Covered Salary, but the amount of the Death Benefit which Employer shall not be obligated to pay shall be limited to Benefits granted within two years prior to the date of such last increment of Covered Salary; and

         (d) proof of death in such form as determined acceptable by the Committee is furnished.

                                    ARTICLE 5

                                   DISABILITY

5.0 A Participant who, prior to his or her Normal Retirement Date, is Disabled and remains continuously Disabled for more than six (6) months shall remain a Participant in the Plan so long as he or she remains continuously Disabled, but only if

         (a) such Participant's Disability is not caused by his or her illegal or criminal acts or is not intentionally self-inflicted,

         (b) such Participant's Plan Agreement is in force and effect at the time of such Disability, and

         (c) such Participant's Deferrals as set forth in Article 2 are continued during the first six (6) months of the Disability.

         Notwithstanding any provision of the Plan to the contrary, if a Participant Separates Employment but does not satisfy the conditions set forth in this Section 5.0, then such Participant will not be considered Disabled for purposes of this Plan, and shall instead be deemed to have Separated Employment for reasons other than Disability, and such Participant's Benefits (if any) shall be determined on that basis.

5.1 If a Participant who is considered Disabled under Section 5.0 continues to be continuously Disabled after six (6) months, such Participant's Deferrals as set forth in Article 2 will thereafter be waived during the period of such Participant's continuous Disability, but for all purposes under this Plan such waived Deferrals will be deemed to have been made.

5.2 If a Participant becomes Disabled after reaching age 65, or while remaining continuously Disabled attains age sixty-five (65), such Participant will be deemed to be Qualified and to have Retired on such Participant's Normal Retirement Date.

5.3 If a Participant dies while continuously Disabled and prior to age 65, for all purposes of the Plan he or she will be considered to have Qualified, and such deceased Participant's Beneficiary will be entitled to the Death Benefits described in Section 4.0(d).

5.4 If a Participant recovers from a Disability and does not return to employment with an Employer within 30 days of such recovery, then such Participant will be deemed to have Separated Employment on the date on which such Participant recovers from Disability, and such Participant's Benefits (if any) hereunder shall be determined on that basis.

                                    ARTICLE 6

                                   BENEFICIARY

6.0 A Participant shall designate his or her Beneficiary to receive Benefits under the Plan by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares and preference of each shall be indicated.

6.1 A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation.

6.2 A Beneficiary Designation will only be effective if delivered to the Committee prior to Participant's death, and the final Beneficiary Designation delivered to, and acknowledged (in writing) by, the Committee prior to Participant's death shall be such Participant's Beneficiary Designation.

6.3 If Employer has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated.

6.4 Any payment made by Employer in accordance with this Plan in good faith shall fully discharge Employer from all further obligations with respect to such payment.

                                    ARTICLE 7

                    SOURCE OF BENEFITS AND EMPLOYER LIABILITY

7.0 Amounts payable to a Participant shall be paid exclusively from the general assets of Employer.

7.1 No person entitled to any payment shall have any claim, right, security or other interest in any asset of Employer.

7.2 Employer's liability for the payment of Benefits shall be evidenced only by this Plan and each Plan Agreement entered into between Employer and a Participant.

7.3 Employer shall require that a Participant furnish evidence of good health when enrolling for any increment of the Participant's Covered Salary, including the initial enrollment. The Participant agrees to cooperate by:

         (a) furnishing such information as the Committee may require, including but not limited, to physical examinations reports of any previous employer;

         (b) taking such additional physical examinations as may be requested by the Committee; and

         (c)      doing any other act which may be requested by the Committee.

         Participant also understands and agrees that his or her participation, in any way, in the acquisition of any general asset by Employer shall not constitute a representation to the Participant, his or her designated recipient, or any person claiming through the Participant that any of them has a special or beneficial interest in such general asset.

7.4 Notwithstanding the other provisions of this Plan or any Plan Agreement, if Employer makes application for life insurance on Participant's life and Participant cannot provide evidence of good health at standard rates or for the amounts contemplated in connection with an offer of initial enrollment in the Plan or any subsequent increase in Covered Salary and Deferral, Employer may, at its sole discretion, (i) permit the Participant to participate herein for such Benefits and upon such Deferral as Employer may, in its sole discretion, deem appropriate, or (ii) if in connection with Participant's initial enrollment in the Plan, withdraw the offer to participate or terminate Participant's initial Plan Agreement, or (iii) if in connection with an increase in Participant's Covered Salary and Deferral, withdraw the offer of such increase or terminate any new Plan Agreement providing for such increase and reinstate the previous Plan Agreement.

7.5 If the Participant does not cooperate in complying with any requirements under Section 7.3, Employer shall have no further obligation to Participant under the Plan except as to any Benefits previously earned.

7.6 Without limiting the generality of the foregoing, Employer shall have no obligation of any nature whatsoever to a Participant under the Plan and Plan Agreement, except as otherwise especially provided in the Plan, if the Participant's death was determined to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by Employer to furnish evidence of good health upon the Participant's enrolling in the Plan for any increments of the Participant's Covered Salary.

                                    ARTICLE 8

                                CHANGE OF CONTROL

8.0 Notwithstanding anything to the contrary contained in this Plan, if a Change in Control occurs, and:

         (a) during the one (1) year period ending on the anniversary of the date of the Change in Control, a Participant gives his or her Employer thirty (30) days prior written notice of such Participant's decision to Separate Employment at the expiration of said thirty (30) day notice period; or

         (b) during the two (2) year period ending on the second anniversary of the date of the Change in Control,

                  (i) a Participant suffers an involuntary Separation of Employment for any reason other than:

                           (a)      such Participant's death; or

                           (b)      such Participant's Disability; or

                           (c)      for Cause; or

                  (ii) the Plan, or a Participant's Plan Agreement, is terminated;

         then, notwithstanding any other provisions of this Plan, upon such Separation, or, if such be the case, immediately prior to the termination of the Plan or Participant's Plan Agreement (each, a "Termination Event"), (A) a Participant who experiences a Termination Event shall become Qualified (if not already Qualified); (B) if such Participant has not reached age 55 on the date of such Termination Event, then for purposes of determining such Participant's Monthly Separation Benefit, such Participant will be credited with an additional 60 full months in computing the numerator of the fraction described in Section 3.3(a)(ii); and (C) if such Participant is age 55 or older on the date of such Termination Event, then such Participant will receive the Benefits provided under Section 3.0 (and in determining the amount of such Benefits, the date of such Termination Event will be deemed to be such Participant's Normal Retirement Date and date of Retirement). If such Termination Event results from a Separation of Employment, a Participant whose Benefits are calculated pursuant to clause (B) will begin to receive payments as provided in
         Section 3.3, and a Participant whose Benefits are calculated pursuant to clause (C) will begin to receive payments on the first day of the month after the date of such Termination Event.

         If such Termination Event results from the termination of the Plan or such Participant's Plan Agreement, (i) if the Termination Event is a Complete Termination of the Plan (as defined in Section 10.3), such Benefits shall be paid to such Participant in a lump sum cash payment (determined as provided in Section 10.2) on the first anniversary of the date of such Termination Event, and (ii) if the Termination Event is not a Complete Termination, payment of such Benefits shall commence as provided under the terms of the Plan as in effect on the date of the Termination Event and based on such Participant's actual date of Separation of Employment, except that any payments which would have been made to such Participant during the period commencing on the date of such Termination Event and ending on the date on which payments are commenced, if such Termination Event had resulted from a Separation of Employment, shall be paid to such Participant in a lump sum, in addition to the first payment otherwise payable to such Participant, on the date on which the first payment is made to such Participant.

                                    ARTICLE 9

                          TERMINATION OF PARTICIPATION

9.0 A Participant may elect to cease such Participant's Deferrals by giving the Committee written notice thereof prior to the year in which such cessation first will take effect.

9.1 In the case of a Participant who elects to cease Deferrals, and who thereafter Separates from Employment after becoming Qualified but prior to age 55, in computing such Participant's Benefits under Section 3.3, the fraction under Section 3.3(a)(ii) will be determined by substituting the date of such Participant's cessation of Deferrals for the such Participant's "date of Separation of Employment"; and in the case of a Participant who elects to cease Deferrals, and who thereafter Separates from Employment after the later of the date he becomes Qualified and the date he attains age 55, will receive his Benefits determined under Section 3.2 (even if his date of Separation is after age 65); and in computing such Participant's Benefits under Section 3.2, the fraction determined under 3.2(a)(x) will be determined by substituting the date of such Participant's cessation of Deferrals for such Participant's "Early Retirement Date".

9.2 A Qualified Participant who Separates Employment, and who is later reemployed by an Employer may be offered the opportunity by the Committee to again become a Participant. Such offer shall be made in accordance with the provisions of Article 2. The Committee shall have the sole discretion to determine, in addition to such Participant's Covered Salary and required Deferrals, how such Participant's Benefits will be calculated taking into account such Participant's vested Benefits; provided, however, in no event shall the total Benefits payable to such Participant, including any such vested Benefits, exceed the Benefits that would have been payable to such Participant had there been no break in his or her employment.

                                   ARTICLE 10

           TERMINATION, AMENDMENT, MODIFICATION OR SUPPLEMENT OF PLAN

10.0     Subject to the provisions of Article 8:

         (a) Each Employer reserves the right, in its sole discretion, to terminate its participation in this Plan.

         (b) Each Employer reserves the right, in its sole discretion, to totally or partially amend, modify or supplement this Plan or any one or more Plan Agreements with respect to its Participants.

         (c) Each Employer reserves the right, in its sole discretion, to terminate the Plan Agreement(s) of one or more of its Participant(s).

         (d) Without limitation, the Committee has the right, in its sole discretion, to terminate, amend, modify or supplement the Plan or any one or more Plan Agreements.

10.1 Each termination, amendment or modification of or supplement to the Plan or termination of any Plan Agreement shall be evidenced by a writing signed by the party taking the action, and no such action shall be effective except upon delivery of written notice of such action to each affected Participant (for purposes of this Article 10, an "Affected Participant") not less than thirty (30) days prior to the effective date of such action. The effective date of any such termination shall, for all purposes of this Article 10, be referred to as the "Termination Date".

10.2 Upon the occurrence of a Termination Date, each Affected Participant who thereafter Separates from Employment prior to age 55 shall be paid Benefits as provided in Section 3.3, but in computing such Benefits, the fraction under Section 3.3(a)(ii) will be determined by substituting the Termination Date for the such Participant's "date of Separation of Employment"; and each Affected Participant who thereafter Separates from Employment after the date he attains age 55, shall be paid Benefits as provided in Section 3.2 (even if his date of Separation is after age 65), and in computing such Benefits, the fraction determined under 3.2(a)(x) will be determined by substituting the Termination Date for such Participant's "Early Retirement Date". The occurrence of a Termination Date will not affect the Benefits payable to Affected Participants who have Retired or otherwise Separated Employment before such date. Notwithstanding the forgoing, upon the occurrence of a Termination Date, if such Termination Date results from the Complete Termination of the Plan (as described in Section 10.3) with respect to an Employer, such Employer shall have the right, at any time prior to the first anniversary of such Termination Date, (i) to determine, with respect to each Affected Participant, the lump sum present value of the Benefits otherwise payable to such Affected Participant under the terms of this Section (for purposes of this Article 10, "Lump Sum Benefits"), and (ii) to pay such Lump Sum Benefits to such Affected Participant, in lieu of the Benefits which otherwise would be paid under the terms of this Section, on the first day of the month following the first anniversary of such Termination Date; provided, further, that in determining the Lump Sum Benefits of each such Affected Participant, the Committee will base its calculations on (x) the date on which the Lump Sum Payment will be made, and (y) the "applicable mortality table", and the "applicable interest rate" (on the last day of the month preceding the first anniversary of the Termination Date), as such terms are defined in
         Section 417(e)(3)(A) of the Code and applicable regulations.

10.3 The Company or any Employer may completely terminate the Plan (a "Complete Termination"), and make payment of the Benefits determined under Section 10.2, if (i) the Company or Employer terminates all deferred compensation arrangements sponsored by the Company or Employer which would be aggregated with the Plan under Section 409A of the Code (and regulations), (ii) if payments not otherwise payable under the terms of the Plan are not paid until the first anniversary of the date of the Complete Termination, (iii) if all payments from the Plan are made within 24 months following the date of the Complete Termination, and (iv) if the Company or Employer does not adopt another arrangement which would be required to be aggregated with the Plan under Section 409A of the Code (and regulations) for a period of 5 years from the date of the Complete Termination. If a termination of the Plan by the Company or any Employer constitutes a Complete Termination, then the Company or such Employer will take no action in violation of any laws or regulations applicable to such Complete Termination.

10.4 Notwithstanding any provision of this Plan to the contrary, if the Committee reasonably determines that a date of payment, or a form of payment, to a Participant in accordance with the terms of the Plan would violate a good faith interpretation of the requirements of
         Section 409A of the Code, the Committee will advise such Participant in writing of its determination and will take such actions as the Committee, in its sole discretion, reasonably determines will comply with Section 409A while having the least adverse economic impact on such Participant; provided that such Participant shall be entitled to file a written directive to the Committee to follow the terms of the Plan and, if such directive is accompanied by (i) a written opinion of counsel for such Participant that following the terms of the Plan is a reasonable good faith compliance with Section 409A, and (ii) Participant's written acknowledgement that such Participant may be subject to the excise tax and penalties imposed by Section 409A, and
         (iii) Participant's written agreement that such Participant shall not hold the Employer responsible if such Participant is required to pay excise taxes and/or interest penalties as a result of the Committee's making payment of Benefits in accordance with the terms of the Plan, then the Committee will follow the terms of the Plan. Without limiting the generality of the forgoing, in no event will an Employer guarantee that a Participant will not be required to pay excise taxes and/or interest penalties, nor shall an Employer be deemed responsible for any excise taxes and/or interest penalties which are paid by a Participant and, by accepting Benefits, each such Participant shall be deemed to have agreed to be solely responsible for such excise taxes and/or interest penalties.

                                   ARTICLE 11

                          OTHER BENEFITS AND AGREEMENTS

11.1 A Participant who (i) was a participant in an Executive Financial Security Plan (or a plan with any similar name) of an Employer on December 31, 2004 (a "Prior Plan"), and (ii) was Qualified under such Prior Plan on December 31, 2004, is referred to as a Prior Plan Participant. Notwithstanding any other provisions of this Plan, to prevent duplication of benefit payments under this Plan and the Prior Plan, in determining Benefits payable to a Prior Plan Participant (or his or her Beneficiary) under this Plan the Committee, in its discretion, will (i) determine the amount of benefits provided under the Prior Plan, (ii) adjust or coordinate the amount of Benefits provided under this Plan, and (iii) reflect such amounts in such Prior Plan Participant's Plan Agreement; and such adjusted or coordinated amounts shown on such Plan Agreement will determine a Prior Plan Participant's Benefits under this Plan for all purposes. In addition, the Committee is authorized to take any other actions it reasonably determines to be required to insure that there is no duplication under this Plan of the benefits payable under the Prior Plan. A Participant who was a participant in, but was not Qualified under, a Prior Plan on December 31, 2004, is not a Prior Plan Participant, is not entitled to any benefits under such Prior Plan, and will receive all of such Participant's Benefits (if any) under this Plan.

11.2 The Benefits provided to a Participant and Participant's Beneficiary under the Plan (reduced as provided in Section 11.1, if applicable) are in addition to any other benefits available to such Participant under any other plan or program for employees of Employer, and the Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. Benefits under the Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Company or any of its Subsidiaries which is qualified under Section 401(a) and 501(a), of the Code.

                                   ARTICLE 12

                     RESTRICTIONS ON ALIENATION OF BENEFITS

         No right or Benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or Benefit hereunder shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such Benefit.

                                   ARTICLE 13

                           ADMINISTRATION OF THE PLAN

13.0 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the President of the Company. Any member of the Committee may resign by notice in writing delivered to the Secretary of the Committee. Each person appointed a member of the Committee shall signify his or her acceptance by filing a written acceptance with the Secretary of the Committee.

13.1 The President of the Company shall designate one of the members of the Committee as Chairman and shall appoint a Secretary who need not be a member of the Committee. The Secretary shall keep minutes of the proceedings of the Committee and all data, records and documents relating to the administration of the Plan by the Committee. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

13.2 All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members in office at the time if they act without a meeting.

13.3 Except as expressly limited by the terms of the Plan, the Committee shall have full authority from time to time to establish, modify and rescind rules, forms and procedures for the administration of the Plan, to interpret the Plan, to determine each Employee who shall participate in the Plan and to determine the terms and provisions of each Plan Agreement and the form of each Plan Agreement and to decide any and all matters arising there under or in connection with the administration of the Plan. All decisions, actions and records of the Committee shall be conclusive and binding upon Employer, the Participants and all persons having or claiming to have any right or interest in or under the Plan.

13.4 The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company.

13.5 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting only his or her own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law or otherwise.

13.6 In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of Benefits from time to time payable to Participants and their Beneficiaries and to authorize all disbursements for such purposes.

13.7 To enable the Committee to perform its functions, the Company and Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their Retirement, death or other cause for Separation, and such other pertinent facts as the Committee may require.

                                   ARTICLE 14

                                   NON-COMPETE

         Each Participant agrees that, following Separation of Employment for any reason other than an involuntary Separation, within 24 months following a Termination Event, Participant shall not, for a period of two (2) years after the date of such Separation, directly or indirectly, carry on or conduct, in competition with Employer, any business of the nature in which Employer is then engaged, and of the nature in which Participant was employed by Employer for any portion of the period of two years immediately prior to such Separation, in any geographic area or territory in which Employer is then engaged in such business. Without limiting the generality of the foregoing, Participant agrees that the solicitation or acceptance of orders outside any such geographic area or territory for shipment or delivery into any such geographic area or territory shall constitute conducting or engaging in business in such geographic area or territory within the meaning of this Article 14. Participant agrees that he or she will not so conduct or engage in any business, either as an individual on his or her own account or as a partner or joint venturer or as an employee, agent, consultant or salesman for any other person or entity, or as an officer or director of a corporation or as a stockholder in a corporation of which Participant or Participant's spouse or their descendants, parents or siblings shall then own in the aggregate ten percent (10%) or more of any class of stock. Participant agrees that, in the event of a breach of the terms and conditions of this Article 14 by Participant, Employer shall be entitled, if it so elects, to institute and prosecute proceedings, either in law or in equity, against Participant, to obtain damages for any such breach or to enjoin Participant from performing services for any competitor of Employer in violation hereof, or to suspend or terminate any and all Benefits which would otherwise be payable to Participant and his or her Beneficiaries under the provisions of the Plan. The provisions of this Article 14 shall supersede any and all non-compete provisions contained in any and all other agreements which may have been entered into between Participant and Employer. The provisions of this Article 14 shall survive the termination of this Plan.

                                   ARTICLE 15

                                  MISCELLANEOUS

15.0 Any notice which shall or may be given under the Plan or a Plan Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to Employer, such notice shall be addressed to Employer at Texas Industries, Inc., 1341
         W. Mockingbird, Dallas, Texas 75247, marked for the attention of the Secretary, Administrative Committee, Executive Financial Security Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

15.1 Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

15.2 The Plan shall be binding upon the Company and each Employer and their respective successors and assigns, and upon a Participant, his or her Beneficiary, assigns, heirs, executors and administrators.

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Plan and each Plan Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. This Plan and any Plan Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of the Plan and any Plan Agreement) but shall not otherwise be assignable, transferable or delegable by the Company.

         (b) The Plan and any Plan Agreement shall inure to the benefit of and be enforceable by the Participant's, or a deceased Participant's Beneficiary's, personal or legal representatives, executors, administrators, successors, heirs, distributors and/or legatees.

         (c) In the event of a breach by Employer or a Participant of the terms and provisions of the Plan or a Plan Agreement, the non-breaching party shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of the Plan or Plan Agreement.

15.3 The Plan and Plan Agreement shall be governed by and construed under the laws of the State of Texas. If there is any conflict between the terms of this Plan and the terms of any Plan Agreement, the terms of this Plan shall control.

15.4 Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

15.5 Neither the Plan nor Plan Agreement, either singly or collectively, obligates Employer to continue the employment of a Participant or limits the right of Employer at any time and for any reason to terminate a Participant's employment. In no event shall the Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between an Employer and a Participant.

                                   ARTICLE 16

                      NAMED FIDUCIARY AND CLAIMS PROCEDURE

16.0 The Named Fiduciary of the Plan for purposes of the claims procedure under this Plan is the Committee.

16.1 The Company shall have the right to change the Named Fiduciary created under this Plan. The Company shall also have the right to change the address and telephone number of the Named Fiduciary. The Company shall give the Participant written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

16.2 Benefits shall be paid in accordance with the provisions of this Plan. A Participant, or a designated recipient, or any other person claiming through a Participant (hereinafter collectively referred to as the "Claimant") shall have the right to make a written request for the Benefits provided under this Plan ("claim"), This claim shall be mailed or delivered to the Named Fiduciary.

16.3 If the claim is denied, either wholly or partially, notice of the decision shall be mailed to the Claimant within a reasonable time period. This time period shall not exceed more than 90 days after the receipt of the claim by the Named Fiduciary.

16.4 The Named Fiduciary shall provide a written notice to every Claimant who is denied a claim for Benefits under this Plan. The notice shall set forth the following information:

         (a)      the specific reasons for the denial;

         (b) the specific reference to pertinent plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) appropriate information and explanation of the claims procedure under this Plan so to permit the Claimant to submit his or her claim for review.

16.5 The claims procedure under this Plan shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Named Fiduciary.

         (a) The Claimant shall exercise his or her right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within sixty (60) days after receipt by the Claimant of the written notice of denial.

         (b) The Claimant shall have the following rights under this appeal procedure:

                  (1) to request a review upon written application to the Named Fiduciary;

                  (2) to review pertinent documents with regard to the Participant's benefit plan created under this Plan;

                  (3)      the right to submit issues and comments in writing;

                  (4) to request an extension of time to make a written submission of issues and comments; and

                  (5) to request that a hearing be held to consider Claimant's appeal.

16.6 The decision on the review of the denied claim shall promptly be made by the Named Fiduciary:

         (a) within sixty (60) days after the receipt of the request for review if no hearing is held; or

         (b) within one hundred and twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                  (1) If an extension of time is necessary in order to hold a hearing, the Named Fiduciary shall give the Claimant written notice of the extension of time and of the hearing. This notice shall be given prior to any extension.

                  (2) The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on Claimant's appeal. The notice shall also specify the place, date, and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Named Fiduciary believes may be important or useful to the Claimant in connection with the appeal.

16.7 The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Named Fiduciary, whether or not the Claimant requests such a hearing.

16.8 The Named Fiduciary's decision on review shall be made in writing and provided to the Claimant within the specified time periods in Section
         16.6. This written decision on review shall contain the following information:

         (a)      the decision(s);

         (b)      the reasons for the decision(s); and

         (c) specific references to the Plan provisions on which the decision(s) is/are based.

                                   ARTICLE 17

                        ADOPTION OF PLAN BY A SUBSIDIARY

17.1 Any Subsidiary of the Company may, with the approval of the Committee, adopt this Plan and thereby come within the definition of Employer stated in Article 1 hereof. A Subsidiary may evidence its adoption of this Plan either by a formal action of its governing body or by commencing Deferrals and taking other administrative actions with respect to this Plan on behalf of its Employees.

17.2 On the date an Employer ceases to be a Subsidiary for any reason other than dissolution or a merger with the Company or another Subsidiary, such entity will cease to be an Employer and will be deemed to have terminated participation in the Plan pursuant to Section 10.0(a).

                                    COMPLETE

                                                                         ANNEX I

                                 PLAN AGREEMENT

                                    UNDER THE

                     2005 EXECUTIVE FINANCIAL SECURITY PLAN

                                       OF

                   TEXAS INDUSTRIES, INC. AND ITS SUBSIDIARIES

         I, the undersigned ("Participant"), acknowledges that, as an Employee of ___________ (the "Employer"), I have been offered an opportunity by the Employer to participate in the 2005 Executive Financial Security Plan (the "Plan") described in the attached document (all capitalized terms herein shall have the same meaning as set forth in the Plan, unless otherwise expressly provided in this Agreement) and subject to the terms and conditions stated therein, and that I have elected one of the two alternatives set forth below as indicated by the space checked:

         _____    To participate in the Plan.

         _____ Not to participate in the Plan [if this is checked, you are only required to sign the signature line.]

         I understand that if I elect not to participate in the Plan, I may not be given another opportunity to participate in the future.

         If I have checked the box to participate, and I sign this Plan Agreement, it evidences my understanding that I have become a Participant and my agreement with all of the information set forth below:

         [If Participant is also a Prior Plan Participant, then insert description of accrued benefits under the Prior Plan and the general affect thereof on the Benefits payable under this Plan.]

1.       COVERED SALARY:  $______________per month.

         This represents ______% of my Base Earnings as determined by the Committee at the date of application for this coverage.

2.       RETIREMENT AND PRE-RETIREMENT SEPARATION OF EMPLOYMENT BENEFITS
         (Article 3):

         (a)      Retirement on or after Normal Retirement Date (Participant
                  ----------------------------------------------------------
                  must be Qualified), as specified by Section 3.0 of the Plan:
                  ------------------------------------------------------------
                  Monthly Normal Retirement Benefit:

                  $______ per month for life or one hundred and eighty (180) months certain. Death Benefit:

                  $_________

         (b)      Retirement after age 55 (other than by reason of death or
                  ---------------------------------------------------------
                  Disability) (Participant must be Qualified) and prior to
                  --------------------------------------------------------
                  Normal Retirement Date:
                  -----------------------

                  Monthly Early Retirement Benefit:

                  A portion of the Monthly Normal Retirement Benefit described in Section 2(a) above, determined as specified by Section 3.2 of the Plan and payable following Retirement for life or one hundred and eighty (180) months certain.

                  Death Benefit:

                  Payment to Participant's Beneficiary of a portion of the Death Benefit described in Section 2(a) above, determined and paid as specified by Section 3.2 of the Plan.

         (c)      Separation of Employment (other than by reason of death or
                  ----------------------------------------------------------
                  Disability) before age 55 but after Qualification:
                  --------------------------------------------------

                  Monthly Separation Benefit:

                  A portion of the Monthly Normal Retirement Benefit described in Section 2(a) above, determined as specified by Section 3.3 of the Plan and payable following the earlier of Participant's death or Normal Retirement Date for life or one hundred and eighty (180) months certain.

                  Death Benefit:

                  Payment to Participant's Beneficiary of a portion of the Death Benefit described in Section 2(a) above, determined and paid as specified by Section 3.3 of the Plan.

3.       DEATH BENEFIT - WHERE SEPARATION IS BY REASON OF DEATH (Article 4):

         (a)      Date of death on or after reaching Normal Retirement Date:
                  Participant is deemed Retired and Participant's Beneficiary will be paid the same Benefits as under Section 2(a) above.

         (b) Date of death after attaining age 55 and becoming Qualified and while not Disabled: Beneficiary may choose either:

                  Option A: Payment of the Monthly Early Retirement Benefit determined under Section 2(b) above for 180 months following death;

                                       or

                  Option B:

                  (1) Payment of one hundred percent (100%) of Covered Salary for the first 12 months after death, plus

                  (2) Payment of fifty percent (50%) of Covered Salary for the next 108 months, or until Participant would have attained age 65, whichever is later.

         (c)      Date of death before attaining age 55 or before becoming
                  Qualified: Option B above.

         (d)      Date of death before attaining age 65 and while Disabled:
                  Option B above.

4.       DISABILITY BENEFIT (Article 5):

         Waiver of Deferrals. After first 6 months of continuous Disability, Deferral Amounts described in Section 5 below are waived for the period Participant remains continuously Disabled.

         Reaching Age 65. If continuously Disabled until reaching age 65, the Participant will receive the same Benefits as are described in Section 2(a) above commencing on attaining age 65.

         Death Prior to Age 65. If continuously Disabled until date of Participant's death, and death occurs prior to attaining age 65, Participant's Beneficiary will receive the Benefits described in Option B of Section 3(b) above.

5.       PARTICIPANT SALARY DEFERRALS:

         Deferral Amount:  $________________ per month.

         I hereby authorize Employer to reduce my monthly compensation by the Deferral Amount specified above commencing ________________, and continuing thereafter until no longer required by the terms of the Plan.

         I hereby agree, in the event that I am on an authorized leave of absence or during the first 6 months of my Disability, to make payments of the Deferral Amount to Employer as provided in Article 2 and Section
         5.1 of the Plan.

         I understand that the Deferral Amount will continue to be deducted from my compensation until revoked by a written election to cease deducting such Deferral Amount that is delivered to the Committee, and that such election cannot take effect prior to the year following the year in which it is delivered to the Committee.

6.       GENERAL:

         I acknowledge and agree to the following:

         (a) I have received a copy of the Plan and have reviewed and am familiar with the provisions of the Plan. I elect to be a Participant according to the Plan, and agree that all of its terms, provisions and conditions are binding upon me, and my Beneficiary. I agree that the Employer's right to retain all Deferrals is complete and irrevocable, and that in lieu thereof I am entitled solely to the Benefits provided under the Plan.

         (b) Any rights I or my Beneficiary has under the Plan shall be solely those of an unsecured creditor of Employer. If Employer shall purchase an insurance policy on me, or any other asset, in connection with the Plan or any liability of the Employer under the Plan, such policy or other assets shall not be deemed to be held under any trust for the benefit of me or my Beneficiary or to be collateral security for the performance of the obligations of Employer, but shall be, and remain, a general, unpledged, unrestricted asset of Employer.

         (c) The Company, Employer, and their officers, employees and agents have no responsibility whatsoever for any changes made by me in other personal plans or programs as a result of my decision to participate or not to participate in the Plan, and they are fully released to such extent. I further understand that the Plan or this Plan Agreement may be terminated at any time, in the sole discretion of Employer, in accordance with the provisions and limitations of Article 10 of the Plan..

         (d) If my employment terminates, or this Plan Agreement is terminated, prior to becoming Qualified, I will forfeit the right to receive any Benefits under the Plan, and shall have no right to a return of any Deferrals previously deducted from my compensation, except as otherwise provided in the Plan.

         (e) This Plan Agreement supercedes all of my prior Plan Agreements in their entirety.

         [Insert the following if Participant is also a Prior Plan Participant:

         (f) (i) I am a Prior Plan Participant (as defined in Section 11.1 of the Plan), (ii) benefits ceased to accrue under the Prior Plan after December 31, 2004, and (iii) the accrued benefits under the Prior Plan as of December 31, 2004 that are set forth in this Plan Agreement are accurate.]

         IN WITNESS WHEREOF, Employer and Employee have executed this Plan Agreement as of .

                                           EMPLOYER

                                           By:
                                               ---------------------------------

                                           Title:
                                                  ------------------------------

                                           EMPLOYEE:

Participation Date for purposes of
the Plan: ____________________.            (Signature)


                                           -------------------------------------
                                           (Type or print name under signature.)


                                           -------------------------------------

                                           -------------------------------------
                                           (Address of insured)

                                    ANNEX II

                             BENEFICIARY DESIGNATION

1.       Participant:__________________________________________________________.
         ------------

2.       Scope:
         ------

         This Beneficiary Designation applies to all benefits of the Plan to which the above-named Participant has the right to name the beneficiary.

3.       COUNSEL:
         --------

         THE DESIGNATION OF A BENEFICIARY OR BENEFICIARIES IN SECTIONS "PRE-RETIREMENT DEATH BENEFIT", "DEFERRED CONTRIBUTION", AND "LEAVE OF ABSENCE" BELOW MAY HAVE SIGNIFICANT ESTATE AND GIFT TAX CONSEQUENCES TO THE PARTICIPANT. ACCORDINGLY, THE PARTICIPANT SHOULD SEEK THE ADVICE OF PROFESSIONAL COUNSEL WHO IS FAMILIAR WITH THE ESTATE AND GIFT TAX ASPECTS OF NONQUALIFIED RETIREMENT AND SALARY CONTINUATION PLANS BEFORE COMPLETING THIS FORM.

4.       Identification of Beneficiaries:
         --------------------------------

         A.       Primary Beneficiary:   _______________________________________

         B.       Secondary Beneficiary: _______________________________________

5.       Spousal Consent:  (only complete if spouse is not primary Beneficiary)
         ----------------

         If you are married (or deemed to be married under state common law), your spouse must complete this section of the form unless you have named your spouse as your sole (100%) primary Beneficiary.

         I, the undersigned spouse, am married (or deemed under applicable state law to be married) to ____________________________ ("Participant"). I hereby consent to Participant's designation of primary Beneficiary(ies) as set forth above.

         I hereby represent that I have read and understand this form and, further, that I understand that the effect of my consent is that I will not receive from the Plan the benefits which I otherwise could have received upon Participant's death.

         ___________________________                          __________________
               Spouse's Signature                             Date

         ___________________________
               Spouse's Printed Name

         (Spousal Consent, if applicable, must be notarized.)

         State of:  ____________________ County of:  __________________

         The person whose signature is set forth above as spouse appeared before me this day and completed or affirmed such signature in my presence as his or her free and voluntary act given under my hand and notarial seal this _______ day of _________________, 20____.

         ____________________________                _______________________
         Notary Public's Printed Name

         ___________________________                 _______________________
          Notary Public's Signature                  Notary Public's Address

         ___________________________
             Commission Expires

6.       Methods of Payment (Check One):
         -------------------------------

_________         Alternative 1.
                  --------------
                  Beneficiary shall mean the Primary Beneficiary if such Primary
                  Beneficiary survives Participant, and shall mean the Primary
                  Beneficiary's estate if such Primary Beneficiary survives
                  Participant but thereafter dies. The term Beneficiary shall mean the Secondary Beneficiary if the Primary Beneficiary fails to survive Participant, and shall mean the estate of the Secondary Beneficiary when the Secondary Beneficiary thereafter dies. If both the Primary and Secondary
                  Beneficiaries fail to survive Participant, the term
                  Beneficiary shall mean the estate of the Participant.

_________         Alternative 2.
                  --------------
                  Beneficiary shall mean the Primary Beneficiary if such Primary
                  Beneficiary survives Participant, and shall mean the Secondary
                  Beneficiary if either the Primary Beneficiary fails to survive
                  Participant or the Primary Beneficiary survives Participant but thereafter dies. If both the Primary and Secondary
                  Beneficiaries fail to survive Participant, the term
                  Beneficiary shall mean the estate of the Participant.

_________         Alternative 3.
                  --------------

                  ____________________________________________________________

                  ____________________________________________________________

                  ____________________________________________________________

                  ____________________________________________________________

7.       Survivorship (Check One):
         -------------------------

_________         Alternative 1.
                  --------------
                  For purposes of this Beneficiary Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant.

_________         Alternative 2.
                  --------------
                  If the Participant and the spouse die under circumstances such that there is insufficient evidence to determine the order of their deaths or if the spouse outlives the Participant for any time whatsoever, the spouse shall be deemed to have survived the Participant. For all other purposes of this Beneficiary
                  Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the death of the Participant.

8.       Duration.
         ---------
         This Beneficiary Designation is effective until the Participant files another such Designation with the Company. Any previous Beneficiary Designations are hereby revoked.

9.       Execution.
         ----------

         Date:______________________  Participant:______________________________

         Witness:_______________________________________________________________

10.      Approval.
         ---------
         This Beneficiary Designation is acknowledged and approved this ______ day of _________________, 20____ and shall be effective as of the date executed by the Participant above.

         Employer:
                  -------------------------

         By:
            -------------------------------

         Title:
               ----------------------------